UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 27, 2007

Clarient, Inc

(Exact name of registrant as specified in its charter)

Delaware	000-22677	75-2649072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31 Columbia , Aliso Viejo, CA		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(949) 425-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2007 Incentive Award Plan

General

On June 27, 2007, the stockholders of Clarient, Inc. (the “Company”) approved the Clarient, Inc. 2007 Incentive Award Plan (the “2007 Plan”).  The 2007 Plan provides for the grant of both incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards to eligible individuals, which include executive officers and directors.  A summary of the principal provisions of the 2007 Plan is set forth below.  This summary is qualified by reference to the full text of the 2007 Plan, which is attached as Exhibit 99.1 to this Form 8-K.

Administration

Unless and until the Board of Directors delegates administration of the 2007 Plan to a committee as set forth below, the Plan will be administered by the full Board.  The Board, at its discretion, may delegate administration of the Plan to a committee.  For purposes of this current report on Form 8-K, the term “Committee” shall be deemed to refer to the Board or such committee designated by the Board to administer the 2007 Plan.  Unless otherwise determined by the Board, the Committee shall consist of two or more members of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”).  Notwithstanding the foregoing, the full Board will conduct the general administration of the Plan with respect to all awards granted to independent directors.

The Committee will have the exclusive authority to administer the 2007 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, except that the Committee will not have the authority to accelerate vesting or waive the forfeiture of any performance-based awards.

Eligibility

Persons eligible to participate in the 2007 Plan include non-employee members of the Board and employees (including executive officers) and consultants of the Company and its subsidiaries, as determined by the Committee.

Limitation on Awards and Shares Available

The maximum number of shares of common stock of the Company (“Common Stock”) available for issuance under the 2007 Plan is the sum of (i) 4,000,000 plus (ii) any shares of Common Stock which are subject to any award under the Company’s ChromaVision Medical Systems, Inc. 1996 Equity Compensation Plan (the “Prior Plan”), which expired in December 2006, as of the Effective Date and which award thereafter terminates, expires or lapses for any reason; provided, however, that no more than 4,000,000 shares of stock may be delivered upon the exercise of incentive stock options.  To the extent that an award terminates, expires or lapses for any reason, any shares subject to the award may be used again for new grants under the 2007 Plan.  In addition, shares tendered or withheld to satisfy the grant or exercise price or any tax withholding obligation may be used for grants under the 2007 Plan.  Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any of its subsidiaries will not be counted against the shares available for issuance under the 2007 Plan.  No shares of Common Stock may again be optioned, granted or awarded if such action would cause an incentive stock option to fail to qualify as an incentive stock option under Section 422 of the Code.  Notwithstanding the foregoing, no shares will become available (a) upon the cancellation of existing awards or any similar transactions following June 27, 2017 or (b) if the return of shares would require additional shareholder approval of the 2007 Plan pursuant to applicable rules of the NASDAQ Capital Market.  The payment of dividend equivalents in cash in conjunction with outstanding awards will not be counted against the shares available for issuance under the 2007 Plan.  The shares of Common Stock covered by the 2007 Plan may be treasury shares, authorized but unissued shares or shares purchased in the open market.

The maximum number of shares of Common Stock that may be subject to one or more awards to a participant pursuant to the 2007 Plan during any one calendar year period shall be 750,000 and the maximum amount that may be paid in cash during any one calendar year period (as measured from the date of payment) with respect to any performance-based award (including, without limitation, any performance bonus award) shall be $750,000.

Awards

The 2007 Plan provides for the grant of incentive stock options and nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards.

Stock options, including incentive stock options as defined under Section 422 of the Code, and nonqualified stock options may be granted pursuant to the 2007 Plan.  The option exercise price of all stock options granted pursuant to the 2007 Plan will be at least 100% of the fair market value of the Common Stock on the date of grant.  Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant.  Incentive stock options may be granted only to employees of the Company, and will expire and may not be exercised to any extent by anyone after the first to occur of the following events:  (i) ten years from the date of grant, unless an earlier time is set in the award agreement, (ii) three months after the optionee’s termination of employment as an employee or (iii) one year after the date of the optionee’s termination of employment on account of disability or death.  The aggregate fair market value of the shares with respect to which options intended to be incentive stock options are exercisable for the first time by an employee in any calendar year may not exceed $100,000 or such other amount as the Code provides.  Any option (or portion thereof) purported to be an incentive stock option which, for any reason, fails to meet the requirements of Section 422 of the Code will be considered a nonqualified stock option.

Upon the exercise of a stock option, the purchase price must be paid in full in either cash, by tendering previously acquired shares of Common Stock with a fair market value at the time of exercise equal to the exercise price (provided such shares have been held for such period of time as may be required by the Committee in order to avoid adverse accounting consequences) or other property acceptable to the Committee.  However, no participant who is a member of the Board or an executive officer of the Company will be permitted to pay the exercise price of an option or continue any extension of credit with respect to the exercise price of an option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

Restricted stock may be granted pursuant to the 2007 Plan.  A restricted stock award is the grant of shares of Common Stock at a price determined by the Committee (including zero) that is nontransferable and may be subject to substantial risk of forfeiture until specific conditions are met.  Conditions may be based on continuing employment or achieving performance goals.  During the period of restriction, participants holding shares of restricted stock may have full voting and dividend rights with respect to such shares.  The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

A stock appreciation right (a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the fair market value of a share of Common Stock on the date of grant of the SAR.

The other types of awards that may be granted under the 2007 Plan include performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, performance bonus awards and performance-based awards.

Changes in Capital Structure

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution of assets or any change affecting the Common Stock or the share price of the Common Stock in a manner that causes dilution or enlargement of benefits or potential benefits under the 2007 Plan, the Committee shall make proportionate adjustments to: (i) the aggregate number of, and kinds of, shares of stock subject to the 2007 Plan, (ii) the terms and conditions of any outstanding awards (including any applicable performance targets) and (iii) the grant or exercise price for any outstanding awards.  In addition, in such a case or in the event of any unusual or nonrecurring transactions or events affecting the Company or of changes in applicable laws, the Committee, may, subject to the terms of the 2007 Plan, take any of the following actions if it determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the 2007 Plan or with respect to any award:  (i) provide for either the termination, purchase or replacement of the awards, (ii) provide that the awards shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, (iii) make adjustments in the number and type of shares of stock (or other securities or property) subject to outstanding awards and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding awards which may be granted in the future, (iv) provide for the acceleration of vesting or exercisability of the awards and (v) provide that the awards cannot vest or be exercised after the event that triggers the action.

Except as otherwise provided under the terms of an award agreement, if a “change of control” of the Company occurs, any surviving or acquiring entity may assume any awards outstanding under the 2007 Plan or may substitute comparable stock, cash or other awards (including an award to acquire the same consideration paid to stockholders in the change of control transaction) for awards outstanding under the plan on terms no less favorable to the affected holder than the terms of the award for which such new award is being substituted. If the surviving or acquiring entity does not assume such awards or does not substitute similar stock, cash or other awards for those outstanding under the 2007 Plan, then any awards held by participants in the 2007 Plan whose status as a service provider has not terminated prior to such change of control event will become fully exercisable and all forfeiture restrictions will lapse (and any outstanding options will terminate if not exercised prior to the closing of the change of control transaction). The sale by Safeguard Scientifics, Inc. (“Safeguard”) of its equity interest in the Company to one or more purchasers is not considered a “change of control” under the 2007 Plan unless a majority of the Company’s equity securities not held by Safeguard are transferred in the same transaction or in a series of related transactions.

Amendment and Termination

The Committee, subject to approval of the Board, may terminate, amend or modify the 2007 Plan at any time; except that shareholder approval must be obtained for any amendment to the extent necessary or desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2007 Plan, to permit the Committee to grant options with an exercise price below fair market value on the date of grant or to extend the exercise period for an option beyond ten years from the date of grant.  In addition, without approval of the Company’s shareholders, no option may be amended to reduce the per share exercise price of the shares subject to such option below the per share exercise price as of the date the option was granted and, except to the extent permitted by the 2007 Plan in connection with changes in the Company’s capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher per share exercise price.

In no event may an award be granted pursuant to the 2007 Plan on or after June 27, 2017 and no incentive stock options may be granted under the 2007 Plan after the tenth anniversary of the date that the Plan was approved by the Board.

Securities Law

The 2007 Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3.  The 2007 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the 2007 Plan and options and other Awards granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Federal Income Tax Consequences

The tax consequences of the 2007 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 2007 Plan, and is intended for general information only.  Alternative minimum tax and state and local income taxes are not discussed.  Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options.  For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of a nonqualified stock option under the 2007 Plan, but will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a nonqualified stock option.  The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property.  An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option, and any subsequent gain or loss will generally be taxable as capital gains or losses.

Incentive Stock Options.  An optionee generally will not recognize taxable income upon either the grant or exercise of an incentive stock option; however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” for the optionee for purposes of the alternative minimum tax.  Generally, upon the sale or other taxable disposition of the shares of the Common Stock acquired upon exercise of an incentive stock option, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the incentive stock option or (b) one year from the date of exercise.  If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain.  If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee’s ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid.  The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an incentive stock option only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

Stock Appreciation Rights.  No taxable income is generally recognized upon the receipt of a SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise.  The Company generally will be entitled to a compensation deduction for the amount the recipient recognizes as ordinary income.

Restricted Stock and Deferred Stock.  An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code.  However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor.  Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance.  If an election is made under Section 83(b) with respect to qualifying restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.  The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

Dividend Equivalents.  A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time.  When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Performance Awards.  A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Stock Payments.  A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

Section 162(m) Limitation.  In general, under Section 162(m), income tax deductions of publicly held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises, transfers of property and benefits paid under nonqualified plans) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year.  However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation.”  Under Section 162(m), stock options and SARs will satisfy the “performance-based compensation” exception if the awards of the options or SARs are made by a committee of the Board of Directors consisting solely of two or more “outside directors,” the plan sets the maximum number of shares that can be granted to any person within a specified period, and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option or SAR exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date).  Other types of awards may only qualify as “performance-based compensation” if such awards are granted or payable only to the recipients based upon the attainment of objectively determinable and pre-established performance targets established by a qualifying committee of the Board and related to performance goals approved by the Company’s shareholders.

The 2007 Plan has been designed in order to permit the Committee to grant stock options and SARs that will qualify as “performance-based compensation” under Section 162(m).  In addition, in order to permit awards other than stock options and SARs to qualify as “performance-based compensation,” the 2007 Plan allows the Committee to designate as “Section 162(m) Participants” some employees whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m).  The Committee may grant awards to Section 162(m) Participants that vest or become exercisable upon the attainment of specific performance targets that are related to one or more of the performance goals set forth in the 2007 Plan.

Section 409A.  To the extent that the Committee determines that any award granted under the 2007 Plan is subject to Section 409A of the Code, the award agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code.  In addition, the 2007 Plan and award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.  The Committee may adopt such amendments to the 2007 Plan and any award agreement or take any other actions to exempt any award from Section 409A of the Code or comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

Performance Goals Under the 2007 Plan

General.  As described above, the 2007 Plan contains performance goals that govern the grant of certain awards under the 2007 Plan.

Eligible Employees.  Restricted stock awards, deferred stock awards, performance awards, dividend equivalents and stock payments under the 2007 Plan are limited to Section 162(m) Participants who are selected by the Committee to participate.  However, only such awards granted to such Section 162(m) Participants can qualify as performance-based compensation under Section 162(m).

Administration of Performance Goals.  The Committee has discretion to determine if awards under the 2007 Plan are intended to qualify as performance-based compensation under Section 162(m) or not.  If any awards other than options or SARs are so intended to qualify, then, generally within 90 days of the start of each performance period, the Committee (i) designates one or more Section 162(m) Participants, (ii) selects the performance goal or goals applicable to the designated performance period, (iii) establishes the various targets and bonus amounts which may be earned for such performance period and (iv) specifies the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) Participant for such performance period.  The Committee may designate, as the performance period for awards intended to be qualified performance-based compensation under the 2007 Plan, the Company’s fiscal year or any other fiscal period or period of service (or such other time as may be required or permitted by Section 162(m)).

The performance goals used to determine the terms and conditions of awards intended to be qualified performance-based compensation under the 2007 Plan are based on any or all of the following business criteria with respect to the Company, any subsidiary or any division or operating unit: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings per share, price per share of Common Stock and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group).

Performance goals may be determined in accordance with generally accepted accounting principles or may be subject to such adjustments as the Committee may specify at the beginning of the performance period with respect to an award (other than an option or SAR) that is intended to qualify as qualified performance-based compensation.

The Committee must certify the attainment of the applicable performance target before a Section 162(m) award is paid under the 2007 Plan.  In determining the amounts paid to any Section 162(m) Participant, the Committee has the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that it may deem relevant to the assessment of individual or corporate performance for the designated performance period.

Other Results of Annual Stockholders Meeting

As described above, the Company held its annual meeting of stockholders on June 27, 2007.  In addition to approving the 2007 Incentive Award Plan, stockholders elected Ronald A. Andrews, Peter J. Boni, James A. Datin, Frank P. Slattery, Jr., Dennis Smith, Jr., M.D., Gregory Waller, Jon R. Wampler and Michael J. Pellini, M.D. to the Board.  Steven J. Feder and Irwin Scher, M.D. did not stand for re-election; Dr. Pellini succeeded Mr. Feder on the Board, and Dr. Scher retired from the board, each effective as of the date of the stockholders meeting.  The Company’s stockholders also ratified the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.  The Company issued a press release announcing the results of the meeting, a copy of which is attached as Exhibit 99.2 and incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits

99.1                           2007 Incentive Award Plan

99.2                           Press Release dated June 27, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2007	By:	/s/ Ronald Andrews
		Name:	Ronald Andrews
		Title:	President and
Chief Executive Officer